SCANA CORPORATION
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-174796, 333-191691 and 333-204218 on Form S-8 and Registration Statement Nos. 333-191756 and 333-206629 on Form S-3 of our report dated June 27, 2016, relating to the financial statements and financial statement supplemental schedule of SCANA Corporation 401(k) Retirement Savings Plan (formerly the SCANA Corporation Stock Purchase-Savings Plan)appearing in this Annual Report on Form 11-K of SCANA Corporation 401(k) Retirement Savings Plan for the year ended December 31, 2015.

/s/DELOITTE & TOUCHE LLP
Charlotte, North Carolina
June 27, 2016

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